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                                                 Exhibit 10.4



                            Resolution Amending Section 4
                                          of
                              Share Option Plan of 1991




    RESOLVED, that, the Share Option Plan of 1991 is hereby amended by adding the following sentence at the end of the first paragraph of Section 4:

    "The Committee may, in its discretion, delegate to members of the Committee and/or one or more elected officers of the Company the authority to grant options to key employees who are not subject to Section 16 of the 1934 Act."